UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 6, 2014

NORTHRIM BANCORP, INC.

(Exact name of registrant as specified in its charter)

Alaska	0-33501	92-0175752
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3111 C Street, Anchorage, Alaska		99503
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 907-562-0062

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On August 6, 2014, Northrim Capital Investments Co., (“NCIC”) an Alaska corporation and wholly-owned subsidiary of Northrim Bank (“Northrim Bank”), entered into a Unit Purchase Agreement (the “Purchase Agreement”) with Residential Mortgage Holding Company, LLC, an Alaska limited liability company (“RML”) and the equity owners of RML identified in the Purchase Agreement (the “Selling Members”).

Northrim Bank is a wholly-owned subsidiary of Northrim Bancorp, Inc. (“Northrim”). A wholly-owned subsidiary of RML, Residential Mortgage, LLC (“Residential Mortgage”) originates residential mortgages throughout Alaska and to a lesser extent, in Washington state.

The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, NCIC will acquire all of the membership units in RML (the “Membership Units”) , owned by the Selling Members, which constitute approximately 76.5% of the total outstanding Membership Units (the “Acquired Units”). NCIC presently holds 23.5% of the total outstanding Membership Units in RML and subsequent to the acquisition of the Acquired Units, NCIC will own 100% of the outstanding Membership Units. The aggregate consideration payable by NCIC for the Acquired Units (the “Purchase Price”) shall be equal to $17,782,742 in cash, plus the assignment to certain Selling Members of life insurance policies held by RML, having an aggregate cash surrender value of $3,687,544, plus earn-out payments, if any, minus the aggregate amount of outstanding indebtedness of RML at closing (outside of indebtedness included in the definition of Net Closing Equity Amount), plus any difference between RML’s actual Net Closing Equity Amount at the closing of the transaction and a targeted Net Closing Equity Amount of $24,965,734. The Purchase Price will be paid to the Selling Members in the form of unsecured promissory notes issued to each Selling Member for their respective portion of the Purchase Price. The unsecured promissory notes are payable two business days after the closing of the transaction. The Purchase Price is also subject to certain post-closing adjustments based on differences between the preliminary Net Closing Equity Amount and the actual Net Closing Equity Amount to be calculated within 30 days following the closing of the transaction.

The Selling Members may receive additional cash proceeds(the “Earn-Out Payments”) based on the adjusted earnings of RML in all or a portion of the calendar years 2014, 2015, 2016, 2017, 2018 and 2019 (each an “Earn-Out Year” and collectively, the “Earn-Out Period” ). Under the Purchase Agreement, the Selling Members will receive Earn-Out Payments equal to:

1.	40% of adjusted earnings of RML between $1,000,000 and $2,000,000 (“Tier One Earn-Out Amount”);

2.	50% of adjusted earnings of RML between $2,000,000 and $3,000,000 plus the Tier One Earn-Out Amount (“Tier Two Earn-Out Amount”);

3.	70% of adjusted earnings of RML between $3,000,000 and $4,000,000 plus the Tier Two Earn-Out Amount (“Tier Three Earn-Out Amount”);

4.	85% of adjusted earnings of RML between $4,000,000 and $6,000,000 plus the Tier Three Earn-Out Amount (“Tier Four Earn-Out Amount”); and

5.	55% of adjusted earnings of RML over $6,000,000 plus the Tier Four Earn-Out Amount.

The terms of the Purchase Agreement also allow NCIC to withhold and deduct from the Earn-Out Payments any amount owned to NCIC under the indemnification provisions of the Purchase Agreement.

NCIC’s obligation to make the Earn-Out Payments to the Selling Members during the Earn-Out Period will terminate if two or more of the Selling Members: terminate their employment with Residential Mortgage without good reason; are terminated for “cause”; become deceased; or suffer any mental or physical disability, which prevents such Selling Member from performing the essential functions of a professional and executive employee. During the Earn-Out Period, NCIC has also agreed to maintain RML as a separate entity or business unit and to direct all first priority residential mortgage loan business of Northrim Bank through RML.

The Purchase Agreement contains customary representations and warranties from NCIC, RML and the Selling Members. Additionally, RML has made representations and warranties on behalf of both RML and its wholly-owned subsidiary Residential Mortgage related to: financial statements, indebtedness, absence of changes, contracts, mortgage servicing and origination matters, pipeline loans, mortgages held for sale and hedging arrangements, compliance with legal requirements, and related party transactions.

NCIC, RML and the Selling Members have each agreed to customary covenants, including, among others, the preparation and filing of all necessary regulatory applications and notifications. RML has covenanted to NCIC that it will conduct its business and operations in the ordinary course. RML and each Selling Member also agreed to prohibitions against seeking any alternative acquisition transaction.

The Purchase Agreement is subject to various customary conditions, including, among others, receipt of required regulatory approvals, accuracy of the representations and warranties of RML and the Selling Members, no material adverse effect shall have occurred, receipt by NCIC of executed employment agreements with certain Selling Members in forms provided prior to the date of the Purchase Agreement.

The Purchase Agreement may be terminated upon mutual agreement, in the event closing has not occurred by December 1, 2014, failure to receive governmental approvals, and other customary termination provisions. Termination of the Purchase Agreement will not result in payment of a termination fee by any of NCIC, RML or the Seller Members.

The Purchase Agreement provides for indemnification periods of 18 months for general representations and warranties, 5 years for tax, employment issues and various other representations specified in the Purchase Agreement, and indefinitely for intentional misrepresentation, fraud and willful misconduct. In the event that RML suffers damages due to a breach or inaccuracy in any of their representations and warranties, indemnification for such damages will be apportioned 76.5% to the Selling Members and 23.5% to NCIC. The total amount of indemnification payments that each Selling Member is required to make under the Purchase Agreement is limited to the amount of each Selling Members pro-rata share of $1,000,000 plus any Earn-Out Payments actually received by (or payable to) such Selling Member, while indemnification payments required to be made under the Purchase Agreement by NCIC are limited to $1,000,000 plus all Earn-Out Payments paid or payable under the terms of the Purchase Agreement. Further, pursuant to the terms of the Purchase Agreement, NCIC must first seek recovery from the Earn-Out Payments for any indemnification claim arising out of a breach of the representations, warranties or covenants of RML.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete text of the Purchase Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014.

Item 7.01 Regulation FD Disclosure

The information furnished under Item 7.01 of this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Attached as Exhibit 99.1 are presentation materials relating to Northrim BanCorp, Inc.

Item 8.01. Other Events.

On August 7, 2014, Northrim and RML issued a joint press release announcing the execution of the Purchase Agreement. A copy of the joint press release is attached hereto as Exhibit 99.2, and is incorporated by reference herein.

Forward-looking Statements

This current report on Form 8-K contains “forward-looking statements” that are subject to risks and uncertainties. These statements include, but are not limited to, descriptions of Northrim’s and RML’s financial condition, results of operations, mortgage origination volumes, asset and credit quality trends and profitability and statements about the expected timing, completion, financial benefits and other effects of the proposed acquisition of RML by Northrim Bank. All statements, other than statements of historical fact, regarding the financial position, business strategy and respective management’s plans and objectives for future operations of each of Northrim and RML are forward-looking statements. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Northrim, Northrim’s management, RML, or RML’s management are intended to help identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe that management’s respective expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct. Forward-looking statements are subject to various risks and uncertainties that may cause actual results to differ materially and adversely from expectations as indicated in the forward-looking statements. These risks and uncertainties include: expected cost savings, synergies and other financial benefits from the proposed acquisition of RML by Northrim Bank might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; the requisite shareholder and regulatory approvals for the proposed merger might not be obtained; and the ability of Northrim and RML to execute their respective business plans (including the proposed acquisition of RML by Northrim Bank). Further, actual results may be affected by the ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy as those factors relate to the cost of funds and return on assets. In addition, there are risks inherent in the mortgage and banking industries relating to collectibility of loans and changes in interest rates. Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in other filings of Northrim made with the SEC. However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations. These forward-looking statements are made only as of the date of this current report, and neither Northrim nor RML undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this current report.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Presentation Materials relating to Northrim BanCorp, Inc.

99.2	Press Release dated August 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHRIM BANCORP, INC.

Date: August 7, 2014	By:	/s/ Joseph M. Schierhorn
Joseph M. Schierhorn
Executive Vice President and COO

Exhibit Index

Exhibit No.	Description

99.1	Presentation Materials relating to Northrim BanCorp, Inc

99.2	Press Release dated August 7, 2014.